Exhibit 3.1

SEVENTH AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KINGSWOOD ACQUISITION CORP.

March 8, 2024

KINGSWOOD ACQUISITION CORP., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is “Kingswood Acquisition Corp.”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 27, 2020 (the “Original Certificate”). An Amended and Restated Certificate of Incorporation, which both amended and restated the provisions of the Original Certificate, was filed in the office of the Secretary of State of the State of Delaware on August 17, 2020 (the “Amended and Restated Certificate of Incorporation”), a Second Amended and Restated Certificate of Incorporation, which both amended and restated the provisions of the Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on November 12, 2020 (the “Second Amended and Restated Certificate of Incorporation”), an Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 20, 2022 (the “First Amendment”), a Second Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on November 23, 2022 (the “Second Amendment”), a Third Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 18, 2023 (the “Third Amendment”), a Fourth Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on August 17, 2023 (the “Fourth Amendment”), a Fifth Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on November 17, 2023 (the “Fifth Amendment”), and a Sixth Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on February 22, 2024 (the “Sixth Amendment”). The Second Amended and Restated Certificate of Incorporation as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment is referred to herein as the “Charter”.

2.	This seventh amendment to the Second Amended and Restated Certificate of Incorporation (the “Seventh Amendment”) further amends the Charter.

3.	This Seventh Amendment was duly adopted by the affirmative vote of the holders of 65% of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	The text of Section 9.2(a) of Article IX is hereby amended and restated in its entirety as follows:

“(a) Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”). Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering”;

5.	The text of Section 9.2(e) of Article IX is hereby amended and restated in its entirety as follows:

“(e) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination.”

6.	The text of Section 9.2(f) of Article IX is hereby amended and restated in its entirety as follows:

“[RESERVED.]”; and

7.	The text of Section 9.7 of Article IX of the Charter is hereby amended by deleting the words “provided, however, that any such amendment will be voided, and this Article IX will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation”.

IN WITNESS WHEREOF, Kingswood Acquisition Corp. has caused this Seventh Amendment to be duly executed in its name and on its behalf by an authorized officer as of this 8th day of March, 2024.

KINGSWOOD ACQUISITION CORP.

By:	/s/ Michael Nessim
Name:	Michael Nessim
Title:	Chief Executive Officer

Signature Page to the Seventh Amendment to the Second A&R Certificate of Incorporation